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                                                                    EXHIBIT 7(b)



               [SUTHERLAND, ASBILL & BRENNAN, L.L.P. LETTERHEAD]




                                 April 30, 1998


The National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

                 Re:   National Variable Life Insurance Account
                       Post-Effective Amendment No. 3 to Form S-6
                       File No. 033-91938

Gentlemen:

                 We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 3 to Form S-6 for National Variable Life Insurance Account which Prospectus describes certain flexible premium adjustable benefit variable life insurance policies. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                SUTHERLAND, ASBILL & BRENNAN, L.L.P.



                                By:  /s/ STEPHEN E. ROTH
                                    ---------------------------------------
                                     Stephen E. Roth